Exhibit 10.1

Execution Version

Amendment NO. 2
to
Loan AND SECURITY agreement

This Amendment No. 2 to Loan and Security Agreement (this “Amendment”) is entered into this fourth day of December, 2013 (the “Second Amendment Effective Date”) by and between Pixelworks, Inc., an Oregon corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
A.    Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 21, 2010 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to extend the maturity date and make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Amendments to Loan Agreement.

1.1     Section 13.1 (Definitions). Each of the following definitions is hereby: (a) to the extent already defined in Section 13.1 of the Loan Agreement, amended and restated in its entirety as follows, and (b) to the extent not already defined in Section 13.1 of the Loan Agreement, added to Section 13.1 of the Loan Agreement, in its appropriate alphabetical order, as follows:

““Revolving Line Maturity Date” is January 1, 2016.”

““Second Amendment Effective Date” is December 4, 2013.”

2.Limitation of Amendments. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Documents or of any other instrument or agreement referred to therein; (b) to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (c) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (d) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

3.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

3.1    Immediately upon giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2    Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

3.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

3.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

3.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or except for any filing, recording, or registration required by the Securities Exchange Act of 1934; and

3.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.Integration. This Amendment and the other Loan Documents represent the entire agreement about this subject matter and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial, reference or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

5.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. All counterparts shall be deemed an original of this Amendment. Any signature delivered by a party by facsimile transmission or by electronic transmission of a PDF file shall be deemed to be an original signature hereto.

6.Loan Document. This Amendment is a Loan Document.

7.Effectiveness. This Amendment shall become effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of all Bank Expenses (including all reasonable attorney’s fees and reasonable expenses) incurred and invoiced as of the date hereof and (c) payment by Borrower of a fully earned, non-refundable commitment fee equal to one hundred twenty five thousandths of one percent (0.125%) of the Revolving Line prorated for the remainder of the term of the Revolving Line facility on the Second Amendment Effective Date.

8.Choice of Law, Venue, Jury Trial Waiver, and Judicial Reference. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 11 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[Signature Page Follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER
PIXELWORKS, INC.,
an Oregon Corporation
By	/s/ Steven L. Moore
Name:	Steven L. Moore
Title:	VP & CFO

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:
SILICON VALLEY BANK
By	/s/ Gregory Peterson
Name:	Gregory Peterson
Title:	Vice President

[Signature Page to Amendment No. 2 to Loan and Security Agreement]